Consent of Independent Auditors

The Board of Directors and Shareholders
Aetna Variable Portfolios, Inc.:

We consent to the use of our reports dated February 4, 2000 on the statements of assets and liabilities of Aetna Growth VP, Aetna International VP, Aetna Small Company VP, Aetna Value Opportunity VP, Aetna Real Estate Securities VP, Aetna High Yield VP, Aetna Index Plus Bond VP, Aetna Index Plus Large Cap VP, Aetna Index Plus Mid Cap VP and Aetna Index Small Cap VP as of December 31, 1999, and the related statements of operations, statements of changes in net assets and financial highlights for each of the years or periods presented, incorporated by reference in Post-Effective Amendment No. 13, to Registration Statement (No. 333-05173) on Form N-1A under the Securities Act of 1933.

We also consent to the references to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                       /s/ KPMG LLP
                                                        KPMG LLP


Hartford, Connecticut
August 1, 2000